KUNTZ LESHER SIEGRIST & MARTINI LLP

                   CERTIFIED PUBLIC ACCOUNTANTS
                     215 S. CENTERVILLE ROAD
                          P. O. BOX 8408
                       LANCASTER, PA 17604
                          (717)394-5666
                        FAX (717)394-0693







                CONSENT OF INDEPENDENT ACCOUNTANTS'







We consent to the inclusion in this registration statement on Form SB-2 of our report dated August 7, 1997, on our audit of the financial statements of Integrated Technical Services, Inc. We also consent to the reference to our firm under the caption "Experts".



                                  /s/KUNTZ LESHER SIEGRIST & MARTINI LLP

                                  KUNTZ LESHER SIEGRIST & MARTINI LLP
                                  CERTIFIED PUBLIC ACCOUNTANTS


Lancaster, Pennsylvania
August 20, 1997